Exhibit 10.1

Supplemental Indenture
No. 4
to
Indenture dated as of February 20, 2002

SUPPLEMENTAL INDENTURE NO. 4
               SUPPLEMENTAL INDENTURE NO. 4, dated as of June 14, 2006, among Lear Corporation, a Delaware corporation (“Lear” or the “Company”), the Subsidiary Guarantors signatory hereto (the “Subsidiary Guarantors”) and The Bank of New York Trust Company, N.A., a national banking association (as successor to The Bank of New York), as Trustee (the “Trustee”).
W I T N E S S E T H :
               WHEREAS, Lear, the Subsidiary Guarantors and the Trustee heretofore executed and delivered an Indenture, dated as of February 20, 2002, as supplemented by Supplemental Indenture No. 1 thereto dated as of August 26, 2004, Supplemental Indenture No. 2 thereto dated as of December 15, 2005 and Supplemental Indenture No. 3 thereto dated as of April 25, 2006 (as supplemented, the “Indenture”), providing for the issuance of $640 million aggregate principal amount at maturity of Zero-Coupon Convertible Senior Notes due February 20, 2022 (the “Notes”) (capitalized terms used herein but not otherwise defined have the meanings ascribed thereto in the Indenture);
               WHEREAS, Section 9.02 of the Indenture provides that, other than amendments or waivers concerning the issues listed in Section 9.02(i) through (xii), Lear, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture, the Notes or the Guarantees with the written consent of the Holders of at least a majority in Principal Amount of the then outstanding Notes affected thereby;
               WHEREAS, Lear desires to amend certain provisions of the Indenture, as set forth in Article I hereof, to delete in their entirety the covenants contained in Sections 4.07 and 4.08 of the Indenture; and
               WHEREAS, this Supplemental Indenture No. 4 has been duly authorized by all necessary corporate or other action, as applicable, on the part of each of Lear and the Subsidiary Guarantors and Lear has obtained the consent of at least a majority in Principal Amount of the then outstanding Notes to the amendments set forth herein.
               NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, Lear, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I
Amendments
               Section 1.1 Upon written notification to the Trustee by the Company that it has accepted for purchase and payment pursuant to the offer to purchase all of the Notes validly tendered on or before midnight, New York City time, on June 13, 2006 pursuant to the Offer to Purchase and Consent Solicitation Statement, dated May 16, 2006, and any amendments, modifications or supplements thereto, then automatically (without further act by any person):
      (a)     Amendments to Article I. Section 1.01 of the Indenture is hereby amended by deleting, in their entirety, the definitions for each of the following capitalized terms: (i) “Attributable Value”; (ii) “ERISA”; (iii) “Financing Lease”; (iv) “Lien”; (v) “Permitted Liens”; (vi) “Receivable Financing Transaction”; and (vii) “Special Purpose Subsidiary”.
      (b)     Amendments to Article IV.
               (i)      Section 4.07 of the Indenture is hereby deleted in its entirety and replaced with “[intentionally omitted]”.
               (ii)     Section 4.08 of the Indenture is hereby deleted in its entirety and replaced with “[intentionally omitted]”.
      (c)     Amendment to Exhibit A (Form of Note).
               (i)      The first sentence of Paragraph 17 of Exhibit A to the Indenture is hereby deleted in its entirety.
               (ii)     The second sentence of Paragraph 17 of Exhibit A to the Indenture is hereby amended by deleting such sentence in its entirety and replacing it with the following so that such sentence reads as follows:
“The Indenture imposes certain limitations on the ability of the Company to engage in mergers and consolidations or transfers of all or substantially all of its assets.”
               Section 1.2     Replacement of Global Note. If necessary, Lear and the Trustee agree to take any and all actions necessary to replace the Global Note currently held in the name of Cede & Co. with a new Global Note reflecting the changes set forth in Section 1.1(c) of this Supplemental Indenture No. 4.

ARTICLE II
Miscellaneous
               Section 2.1.   Trustee’s Acceptance. The Trustee hereby accepts this Supplemental Indenture No. 4 and agrees to perform the same under the terms and conditions set forth in the Indenture.
               Section 2.2.   Effectiveness. This Supplemental Indenture No. 4 shall become effective immediately upon its execution in accordance with the provisions of Article IX of the Indenture.
               Section 2.3.   Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.
               Section 2.4.   Indenture and Supplemental Indenture No. 4 Construed Together. This Supplemental Indenture No. 4 is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture No. 4 shall henceforth be read and construed together.
               Section 2.5.   Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture No. 4 is in all respects confirmed and preserved.
               Section 2.6.   Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture No. 4 limits, qualifies or conflicts with any provision of the TIA that is required or deemed under the TIA to be part of and govern any provision of this Supplemental Indenture No. 4, such provision of the TIA shall control. If any provision of this Supplemental Indenture No. 4 modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture No. 4, as the case may be.
               Section 2.7.   Severability. In case any provision in this Supplemental Indenture No. 4 is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
               Section 2.8.   Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture No. 4 or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture No. 4, the Guarantees or the Notes.
               Section 2.9.   Successors. All agreements of Lear under this Supplemental Indenture No. 4 shall bind its successors. All agreements of the Trustee in this Supplemental Indenture No. 4 shall bind its successors.

               Section 2.10.  Certain Duties and Responsibilities of the Trustee. In entering into this Supplemental Indenture No. 4, the Trustee shall be entitled to the benefit of every provision of the Indenture and the Notes relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.
               Section 2.11.  Governing Law. This Supplemental Indenture No. 4 shall be governed by, and construed in accordance with, the laws of the State of New York.
               Section 2.12.  Counterpart Originals. This Supplemental Indenture No. 4 may be signed in one or more counterparts. Each signed copy shall be an original, but all of them together represent the same agreement.
               Section 2.13.  Headings. The Article and Section headings herein are inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
               Section 2.14.  The Trustee. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture No. 4 or for or in respect of the recitals contained herein, all of which are made by Lear.
[signature pages follow]

               IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 4 to be duly executed as of the date first written above.

LEAR CORPORATION
By:	/s/ James H. Vandenberghe
	Name:	James H. Vandenberghe
	Title:	Vice Chairman and Chief Financial Officer

LEAR OPERATIONS CORPORATION
By:	/s/ James H. Vandenberghe
	Name:	James H. Vandenberghe
	Title:	Executive Vice President

LEAR SEATING HOLDINGS CORP. # 50
By:	/s/ James H. Vandenberghe
	Name:	James H. Vandenberghe
	Title:	President

LEAR CORPORATION EEDS AND INTERIORS
By:	/s/ James H. Vandenberghe
	Name:	James H. Vandenberghe
	Title:	President

LEAR AUTOMOTIVE (EEDS) SPAIN S.L.
By:	/s/ Paul Jefferson
	Name:	Paul Jefferson
	Title:	Director

LEAR CORPORATION MEXICO, S.A. de C.V.
By:	/s/ James M. Brackenbury
	Name:	James M. Brackenbury
	Title:	President

LEAR CORPORATION (GERMANY) LTD.
By:	/s/ James H. Vandenberghe
	Name:	James H. Vandenberghe
	Title:	President

LEAR AUTOMOTIVE DEARBORN, INC.
By:	/s/ James H. Vandenberghe
	Name:	James H. Vandenberghe
	Title:	President

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ Roxane Ellwanger
Name: Roxane Ellwanger
Title: Assistant Vice President